CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-208160) of Pampa Energía S.A. of our report dated March 8, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.  We also consent to the references to us under the headings “Financial Information” and “Selected Financial Data” in this Form 20-F.

Autonomous City of Buenos Aires, April 30, 2018

/s/ PRICE WATERHOUSE & CO. S.R.L. (Partner)
/s/ Reinaldo Sergio Cravero